SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2004

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 7, 2004, Smithfield Fiduciary LLC, D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd., Third Avenue Real Estate Value Fund, and the Third Avenue Small Cap Value Fund (the “Buyers”) notified Tejon Ranch Co. (the “Company”), of their intention to exercise Second Additional Investment Rights that were received on May 6, 2004 in connection with a Private Placement of shares.

In connection with the exercise of the Second Additional Investment Rights the Company issued 140,248 Common Shares to the Buyers for a purchase price per share of 35.65, or aggregate gross proceeds of approximately $5.0 million.

Please refer to the Form 8-K filed on May 7, 2004 for the form of Securities Purchase Agreement, the form of First Additional Investment Right, and the form of Second Additional Investment Right.

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SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2004	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

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